Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS Fourth quarter and FULL fiscal 2021 financial results

San Jose, CA – November 8, 2021. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fourth quarter and fiscal year ended October 2, 2021 and outlook for its fiscal first quarter ending January 1, 2022.

Fourth Quarter Fiscal 2021 Financial Highlights ▪ Revenue: $1.64 billion ▪ GAAP operating margin: 4.1% ▪ GAAP diluted EPS: $0.84 ▪ Non-GAAP(1) operating margin: 4.8% ▪ Non-GAAP diluted EPS: $0.95	Fiscal Year 2021 Financial Highlights ▪ Revenue: $6.76 billion ▪ GAAP operating margin: 4.2% ▪ GAAP diluted EPS: $4.01(2) ▪ Non-GAAP operating margin: 4.9% ▪ Non-GAAP diluted EPS: $3.97

Additional Highlights

▪  Cash flow from operations: Q4 $92 million and FY’21 $338 million

▪  Free cash flow: Q4 $65 million and FY’21 $274 million

▪  Share repurchases: 827,000 for $32 million in Q4 and 1.5 million for $54 million in FY’21

▪  Q4 ending cash and cash equivalents: $650 million

▪  Q4 non-GAAP pre-tax ROIC: 23.8 percent

(1)	Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses; restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets); acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations); impairment charges for goodwill and other assets; amortization expense; and other unusual or infrequent items (e.g. charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items). See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

(2)	Results include $0.64 per share benefit relating to release of certain tax reserves in Q3’21.

“We delivered solid financial results for fiscal 2021, non-GAAP gross and operating margin expanded 70 basis points, non-GAAP EPS grew 30% and we generated solid cash from operations, despite supply chain constraints. Our employees have done an outstanding job and I appreciate all of their hard work and support,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.

“Demand remains strong across all of our market segments. As we look to fiscal 2022, we remain focused on market diversification, operational excellence and leading edge technology, which offer a distinct advantage to our customers. We are confident that our operational discipline and our ability to service our customers will further strengthen our operating model and drive shareholder value. We are optimistic about fiscal 2022,” concluded Sola.

Expanded Share Repurchase Program

Sanmina’s Board of Directors has authorized the repurchase of up to an additional $200 million of Sanmina’s common stock. The stock repurchase program has no expiration date. As of October 2, 2021, approximately $81 million remained available under a previously authorized program. The expansion of this program is consistent with Sanmina’s capital allocation priorities.

First Quarter Fiscal 2022 Outlook

The following outlook is for the first fiscal quarter ending January 1, 2022. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $1.6 billion to $1.7 billion

▪	GAAP diluted earnings per share between $0.77 to $0.87

▪	Non-GAAP diluted earnings per share between $0.90 to $1.00

The statements above concerning our expectations for fiscal 2022 and the financial outlook for the first quarter of fiscal year 2022 constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, mostly notably the ongoing impacts of the COVID-19 pandemic, which include disruptions to the supply chain that have prevented the Company from shipping all products for which there is demand. Other factors that could cause our results to differ from our outlook include adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the fourth quarter and full fiscal year 2021 on Monday, November 8, 2021 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 866-891-4420 and international 201-383-2868. The conference will also be webcast live over the Internet. You can log on to the live webcast at www.sanmina.com. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 3883395.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, cloud solutions, industrial, defense, medical and automotive markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

SVP, Investor Communications

408-964-3610

Sanmina Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)

	October 2,	October 3,
	2021	2020

	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$650,026	$480,526
Accounts receivable, net	1,192,434	1,043,334
Contract assets	348,741	396,583
Inventories	1,036,511	861,281
Prepaid expenses and other current assets	53,952	37,718
Total current assets	3,281,664	2,819,442

Property, plant and equipment, net	532,985	559,242
Deferred tax assets	235,117	273,470
Other	156,953	120,502
Total assets	$4,206,719	$3,772,656

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,464,693	$1,210,049
Accrued liabilities	161,896	171,761
Accrued payroll and related benefits	117,648	122,029
Short-term debt, including current portion of long-term debt	18,750	18,750
Total current liabilities	1,762,987	1,522,589

Long-term liabilities:
Long-term debt	311,572	329,249
Other	253,532	290,902
Total long-term liabilities	565,104	620,151

Stockholders' equity	1,878,628	1,629,916
Total liabilities and stockholders' equity	$4,206,719	$3,772,656

Sanmina Corporation
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	October 2,	October 3,	October 2,	October 3,
	2021	2020	2021	2020
Net sales	$1,643,976	$1,874,958	$6,756,643	$6,960,370
Cost of sales	1,513,094	1,723,027	6,204,838	6,434,663
Gross profit	130,882	151,931	551,805	525,707

Operating expenses:
Selling, general and administrative	56,990	56,209	234,537	240,931
Research and development	5,484	6,416	20,911	22,564
Restructuring and other costs	1,655	7,272	15,057	34,525
Total operating expenses	64,129	69,897	270,505	298,020

Operating income	66,753	82,034	281,300	227,687
Interest income	234	830	925	2,322
Interest expense	(4,894)	(8,526)	(19,551)	(28,903)
Other income (expense), net	7,063	2,794	44,331	(348)
Interest and other, net	2,403	(4,902)	25,705	(26,929)
Income before income taxes	69,156	77,132	307,005	200,758
Provision for income taxes	12,591	25,526	38,007	61,045
Net income	$56,565	$51,606	$268,998	$139,713

Basic income per share	$0.87	$0.77	$4.12	$2.02
Diluted income per share	$0.84	$0.75	$4.01	$1.97

Weighted-average shares used in computing per share amounts:
Basic	65,352	67,329	65,318	69,041
Diluted	67,146	68,799	67,084	70,793

Sanmina Corporation
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	October 2,	July 3,	October 3,	October 2,	October 3,
	2021	2021	2020	2021	2020
GAAP Operating Income	$66,753	$74,265	$82,034	$281,300	$227,687
GAAP operating margin	4.1%	4.5%	4.4%	4.2%	3.3%
Adjustments:
Stock compensation expense (1)	8,829	8,715	4,192	34,977	26,235
Amortization of intangible assets	274	284	817	558	1,133
Distressed customer charges (2)	-	(428)	(531)	(1,049)	968
Legal and other (3)	830	-	2,346	2,703	2,346
Restructuring costs	1,655	(382)	6,455	15,057	26,783
Gain on sales of long-lived assets	-	-	(604)	-	(604)
Goodwill and other asset impairments	-	-	-	-	6,609
Non-GAAP Operating Income	$78,341	$82,454	$94,709	$333,546	$291,157
Non-GAAP operating margin	4.8%	5.0%	5.1%	4.9%	4.2%

GAAP Net Income	$56,565	$117,375	$51,606	$268,998	$139,713

Adjustments:
Operating income adjustments (see above)	11,588	8,189	12,675	52,246	63,470
Gain on liquidation of foreign entity	-	(8,493)	-	(8,493)	-
Gain on sale of intellectual property	-	(15,000)	-	(15,000)	-
Legal and other (3)	(7,692)	(3,440)	(729)	(15,939)	(988)
Adjustments for taxes (4)	3,377	(32,056)	11,869	(15,625)	13,426
Non-GAAP Net Income	$63,838	$66,575	$75,421	$266,187	$215,621

GAAP Net Income Per Share:
Basic	$0.87	$1.79	$0.77	$4.12	$2.02
Diluted	$0.84	$1.74	$0.75	$4.01	$1.97

Non-GAAP Net Income Per Share:
Basic	$0.98	$1.02	$1.12	$4.08	$3.12
Diluted	$0.95	$0.99	$1.10	$3.97	$3.05

Weighted-average shares used in computing per share amounts:
Basic	65,352	65,427	67,329	65,318	69,041
Diluted	67,146	67,352	68,799	67,084	70,793

(1) Stock compensation expense was as follows:

Cost of sales	$3,710	$3,712	$1,833	$14,472	$10,099
Selling, general and administrative	5,009	4,913	2,349	20,119	15,897
Research and development	110	90	10	386	239
Total	$8,829	$8,715	$4,192	$34,977	$26,235

(2) Relates to accounts receivable and inventory write-downs (recoveries) associated with distressed customers.

(3) Represents expenses, charges and recoveries associated with certain legal matters.

(4) GAAP provision for income taxes	$12,591	$(18,458)	$25,526	$38,007	$61,045

Adjustments:
Tax impact of operating income adjustments	347	452	285	1,363	1,500
Discrete tax items	3,337	37,583	(5,991)	34,237	(2,121)
Deferred tax adjustments	(7,061)	(5,979)	(6,163)	(19,975)	(12,805)

Subtotal - adjustments for taxes	(3,377)	32,056	(11,869)	15,625	(13,426)
Non-GAAP provision for income taxes	$9,214	$13,598	$13,657	$53,632	$47,619

Q1 FY22 Earnings Per Share Outlook*:	Q1 FY22 EPS Range
	Low	High
GAAP diluted earnings per share	$0.77	$0.87
Stock compensation expense	$0.13	$0.13
Non-GAAP diluted earnings per share	$0.90	$1.00

* Due to uncertainty regarding the timing of recognition of restructuring charges, impairment charges and other unusual or infrequent items, if any, that could be incurred during the first quarter of FY22, an estimate of such items is not included in the outlook for Q1 FY22 GAAP EPS.

Sanmina Corporation
Pre-tax Return on Invested Capital (ROIC)
(in thousands)
(Unaudited)

		Three Month Periods
		Q4 FY21	Q3 FY21	Q2 FY21	Q1 FY21	Q4 FY20
Pre-tax Return on Invested Capital (ROIC)

GAAP operating income		$66,753	$74,265	$64,723	$75,559	$82,034
	x	4.0	4.0	4.0	4.0	3.7
Annualized GAAP operating income		267,012	297,060	258,892	302,236	304,698
Average invested capital (1)	÷	1,316,373	1,274,041	1,237,417	1,229,805	1,245,006
GAAP pre-tax ROIC		20.3%	23.3%	20.9%	24.6%	24.5%

Non-GAAP operating income		$78,341	$82,454	$85,531	$87,220	$94,709
	x	4.0	4.0	4.0	4.0	3.7
Annualized non-GAAP operating income		313,364	329,816	342,124	348,880	351,776
Average invested capital (1)	÷	1,316,373	1,274,041	1,237,417	1,229,805	1,245,006
Non-GAAP pre-tax ROIC		23.8%	25.9%	27.6%	28.4%	28.3%

(1) Invested capital is defined as total assets (not including cash and cash equivalents and deferred tax assets) less total liabilities (excluding short-term and long-term debt).

Sanmina Corporation
Condensed Consolidated Cash Flow Statement
(in thousands)
(Unaudited)

		Three Month Periods				Twelve Month Periods
	Q4'21	Q3'21	Q2'21	Q1'21	Q4'20	FY21	FY20
GAAP Net Income	$56,565	$117,375	$47,037	$48,021	$51,606	$268,998	$139,713
Depreciation and amortization	27,452	27,373	27,196	27,635	28,555	109,656	114,218
Other, net	9,673	3,339	19,498	11,556	6,822	44,066	47,972
Net change in net working capital	(1,969)	(44,366)	(12,642)	(25,401)	(7,094)	(84,378)	(1,348)
Cash provided by operating activities	91,721	103,721	81,089	61,811	79,889	338,342	300,555

Purchases of short-term investments	-	-	-	-	-	-	(30,000)
Proceeds from sale of short-term investments	-	-	-	-	30,000	-	30,000
Purchases of long-term investments	(1,000)	(1,705)	-	-	-	(2,705)	-
Net purchases of property & equipment	(29,490)	(17,182)	(14,349)	(11,191)	(10,512)	(72,212)	(64,409)
Proceeds from sale of intellectual property	-	5,000	-	-	-	5,000	-
Cash paid for businesses acquired	-	(21,408)	-	-	-	(21,408)	-
Cash provided by (used in) investing activities	(30,490)	(35,295)	(14,349)	(11,191)	19,488	(91,325)	(64,409)

Net share repurchases	(32,394)	(15,698)	(1,502)	(11,472)	(76,580)	(61,066)	(171,232)
Net borrowing activities	(4,688)	(4,688)	(4,688)	(4,688)	(659,374)	(18,752)	(39,048)
Proceeds from collection of notes receivable	2,500	-	-	-	-	2,500	-
Cash used in financing activities	(34,582)	(20,386)	(6,190)	(16,160)	(735,954)	(77,318)	(210,280)

Effect of exchange rate changes	(467)	628	(1,404)	1,044	(114)	(199)	(81)

Net change in cash & cash equivalents	$26,182	$48,668	$59,146	$35,504	$(636,691)	$169,500	$25,785

Free cash flow:
Cash provided by operating activities	$91,721	$103,721	$81,089	$61,811	$79,889	$338,342	$300,555
Net purchases of property & equipment	(29,490)	(17,182)	(14,349)	(11,191)	(10,512)	(72,212)	(64,409)
Proceeds from sale of intellectual property	2,500	5,000	-	-	-	7,500	-
	$64,731	$91,539	$66,740	$50,620	$69,377	$273,630	$236,146

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income, diluted earnings per share and pre-tax return on invested capital (ROIC). Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination costs, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.